Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-3836, 33-81706, 33-62645, 333-69089, 333-35118, 333-69081 and 333-69690 on Form S-8 of our reports dated April 14, 2008, relating to the consolidated financial statements and consolidated financial statement schedule of Rex Stores Corporation, (which reports express an unqualified opinion and include an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of Financial Accounting Standards Board Statement No. 109,” on February 1, 2007, and Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment,” on February 1, 2006), and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of REX Stores Corporation for the year ended January 31, 2008.

Deloitte & Touche LLP

Cincinnati, OH
April 14, 2008